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                                                                   EXHIBIT 12


 STATEMENT REGARDING THE COMPUTATION OF THE RATIOS OF EARNINGS TO FIXED CHARGES
 ------------------------------------------------------------------------------

     Provided below are (i) the ratios of earnings to fixed charges for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, (ii) the pro forma ratio of earnings to fixed charges for the year ended December 31, 1998 and
(iii) the pro forma ratio of earnings to fixed charges for the six months ended June 30, 1999.

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
                                                                              DECEMBER 31,
                                                          1994            1995           1996            1997
                                                                 (DOLLARS IN THOUSANDS EXCEPT RATIOS)

Income (loss) before taxes.........................     $   944        $ `2,141        $ 2,763         $(12,634)

Fixed charges:
    Interest expense...............................       1,301           3,957          4,849            8,246
    1/3 of rental expenses.........................         298             821            994            1,500

Total fixed changes................................       1,599           4,778          5,843            9,746

    Ratio of earnings to fixed charges.............        1.59x           1.45x          1.47x             (a)

(a)   Earnings were insufficient to cover fixed charges for the year ended December 31, 1997 by $12.6 million.


                                                                    DECEMBER 31, 1998

                                                                  PRO FORMA ADJUSTMENTS
                                                               PRE ACQUISITION HISTORICAL

                                         REID      SUIZA       PCI      OTHER     PRO FORMA    ACQUISITION  PRO FORMA
                                                 PACKAGING            BUSINESSE  ADJUSTMENTS        AND
                                                                                                 OFFERING
                                                                                               ADJUSTMENTS

                                                             (DOLLARS IN THOUSANDS EXCEPT RATIOS)
Income (loss) before taxes..........    $3,256.0  $19,671.0     $ 87.0  $2,687.0   $ (3,586.0)  $(8,324.0) $(13,791.0)

Fixed charges:
    Interest expense................      10,497     26,847      5,039       333        4,731       4,236      51,683
    1/3 of rental expenses..........       1,761      3,867      1,911       234         (150)          -       7,623
                                        --------  ---------    -------  --------   ----------   ---------  ----------
Total fixed charges.................      12,258     30,714      6,950       567        4,581       4,236      59,306
                                        --------  ---------    -------  --------   ----------   ---------  ----------
    Pro forma Ratio of earnings
    to fixed charges................        1.27x      1.64x      1.01x     5.74x         N/A         N/A        1.23x
                                        ========  =========    =======  ========   ==========   =========  ==========


                                                                             JUNE 30, 1999

                                                          REID           SUIZA        ACQUISITION      PRO FORMA
                                                                      PACKAGING     AND OFFERINGl
                                                                                     ADJUSTMENTS
                                                                  (DOLLARS IN THOUSANDS EXCEPT RATIOS)
Income (loss) before taxes.........................    $ 5,005         $ 16,190        $ (4,800)         $16,395

Fixed changes:
    Interest expense...............................      4,484           18,632           2,800           25,916
    1/3 of rental expenses.........................      1,087            2,616               -            3,703

Total fixed changes................................      5,571           21,248           2,800           29,619
                                                       -------         --------        --------          -------
    Pro forma ratio of earnings
    to fixed charges...............................       1.90X            1.76X            N/A             1.55X
                                                       =======         ========        ========          =======
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